Exhibit 10.2

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Binding Letter of Intent

Between:

Zoned Colorado Properties, LLC.

(“Buyer”)

And:

Parachute Development Corporation

(“Seller”)

RE:	Lot #7 N. Diamond Loop Rd
Parachute, Colorado, 81635

WHEREAS, it is the intent of the parties to enter into this binding Letter of Intent (this “LOI”), which outlines the essential material terms for the execution of a Purchase Agreement for the purchase of Lot #7 N. Diamond Loop Rd, Parachute, Colorado, 81635.

Premises:	Exhibit A – Property Site and Description.

Purchase Agreement:	Subject to the terms of this LOI, including the contingencies described below, Buyer and Seller shall execute a purchase agreement consistent with the terms of this LOI, no later than the date that is forty-five (45) business days after execution of LOI.

Purchase Price:	See Exhibit B – Terms

Close of Escrow:	Close of Escrow shall be 30 days or less after all contingencies are satisfied.

Earnest Funds:	Upon execution of the Purchase Agreement, Buyer to deliver earnest money in the amount of $10,000 to title company within 2 business days.

Closing Costs:	Buyer and Seller to pay their normal and customary closing costs.

Prorations:	Taxes, rents, and other income and expenses pertaining to the subject property shall be apportioned and prorated between Buyer and Seller as of Close of Escrow.

Due Diligence Period:	Upon execution of the Purchase Agreement, Buyer shall commence their Due Diligence period. The Due Diligence period shall expire 45 days after execution of Purchase Agreement. During the Due Diligence period the parties shall cooperate in good faith to complete this due diligence. Seller shall provide all applicable Due Diligence items as indicated on Purchase Agreement.

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Contingencies:	This LOI and the Purchase Agreement shall be contingent upon: (a) Buyer obtaining financing for the purchase and development of the Premises in such amount and on such terms and provisions as are acceptable to Buyer in its sole and absolute discretion from a lender approved by Buyer in its sole discretion, (b) Special Use Permit granted by Town of Parachute, (c) Protected Development Deal or equivalent agreement approved by Town of Parachute, (d) Buyer obtaining an executed LOI and subsequent Lease Agreement from prospective Tenant, and (e) Buyer’s prospective Tenant obtaining a license to cultivate for the location of the subject property.

Buyer and Seller agree to cooperate in full to work with Town of Parachute to obtain the Special Use Permit AND Protected Development Deal or equivalent agreement with the Town of Parachute.

Seller agrees to cooperate with Buyer’s prospective Tenant, as current property owner to facilitate Buyer’s prospective Tenant in completing application process and approval with MED prior to close of escrow.

Brokers:	Buyer and Seller represent and warrant to each other that property is currently listed by Del Dawson with ReMax Country. Any commissions owed in conjunction with the sale of the property shall be paid by Seller.

Agency:	Buyer and Seller agree that both parties shall be represented by ReMax Country with appropriate Agency disclosure to follow.

Counterparts:	This LOI may be executed in any number of counterparts, and all such counterparts shall constitute a single document.

Expiration:	This LOI shall expire at 5PM, Arizona Time, on Friday, February 19th, 2016.

[Space Intentionally Left Blank. Signatures on the Following Page.]

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LOI,

BUYER:

ZONED COLORADO PROPERTIES, a Colorado limited liability company

By:	/s/ Bryan McLaren
Name: Bryan McLaren
Its: Authorized Agent
Date: Feb 17, 2016 , 2016

SELLER:

PARACHUTE DEVELOPMENT CORPORATION.

By:	/s/ Hayden Rader
Name: Hayden Rader
Its: President
Date: Feb 17, 2016 , 2016

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

EXHIBIT A: THE PREMISES

PARCEL ID:	2409-123-02-007
LEGAL DESCRIPTION:	Section: 12 Township: 7 Range: 96 Subdivision: PARACHUTE PARK P.U.D. Block: 3 Lot: 7 AMENDED LOTS 1-3, 6-10, BLOCK 2 & LOTS 1-18, BLOCK 3 REC #784960

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

EXHIBIT B: TERMS

PURCHASE PRICE:	$499,857
TERMS:

Buyer to put down 55% of purchase price and Seller to finance 45% of purchase price at an interest rate of 6.5% amortized over a five (5) year period with a balloon payment at the end of year five (5). Payments will be made monthly. No pre-payment penalty will apply.

OPTIONS:	Seller to give Buyer first right of refusal for the option to purchase Lots 3, 4 and 5 in same development known as Parachute Park.

www.zonedproperties.com

877-360-8839

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